EXHIBIT 12.1   Statement Regarding Computation of Ratios

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Including Interest on Deposits)

Astoria Financial Corporation's ratio of earnings to fixed charges (including interest on deposits) for the year ended December 31, 2004 was as follows:

                                            For the Year Ended December 31, 2004
                                            ------------------------------------
                                                       (In Thousands)
Income before income tax expense ........                 $325,639
Income tax expense ......................                  106,102
                                                          --------
Net income ..............................                 $219,537
                                                          ========
Fixed charges:
Interest on borrowed funds ..............                 $337,906
Interest on deposits ....................                  237,429
One-third of rent expense ...............                    2,507
                                                          --------
   Total fixed charges ..................                 $577,842
                                                          ========
Earnings (for ratio calculation) ........                 $903,481
                                                          ========
Ratio of earnings to fixed charges ......                    1.56x

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Excluding Interest on Deposits)

Astoria Financial Corporation's ratio of earnings to fixed charges (excluding interest on deposits) for the year ended December 31, 2004 was as follows:

                                            For the Year Ended December 31, 2004
                                            ------------------------------------
                                                       (In Thousands)
Income before income tax expense ........                 $325,639
Income tax expense ......................                  106,102
                                                          --------
Net income ..............................                 $219,537
                                                          ========
Fixed charges:
Interest on borrowed funds ..............                 $337,906
One-third of rent expense ...............                    2,507
                                                          --------
   Total fixed charges ..................                 $340,413
                                                          ========
Earnings (for ratio calculation) ........                 $666,052
                                                          ========
Ratio of earnings to fixed charges ......                    1.96x

For purposes of computing the ratios of earnings to fixed charges, earnings consists of income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on short-term and long-term debt, interest related to capitalized leases and capitalized interest and one-third of rent expense, which approximates the interest component of that expense. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.